EXHIBIT 24

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-53300 and 33-90518) and on Form S-8 (No. 38-33012) of United Services Advisors, Inc. of our report dated September 26, 1995 appearing on page 25 of this Form 10-K.



/S/ Price Waterhouse LLP



PRICE WATERHOUSE LLP

San Antonio, Texas
September 26, 1995